                      SOUTHERN COMMUNITY BANCSHARES, INC.
                              HOLDING COMPANY FOR
             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CULLMAN
                               CULLMAN, ALABAMA

                         PROPOSED MARKETING MATERIALS

                            Marketing Materials for
                      Southern Community Bancshares, Inc.
                               Cullman, Alabama

                               Table of Contents
                               -----------------

I.        Press Release
          A.   Explanation
          B.   Schedule
          C.   Distribution List
          D.   Press Release Examples

II.       Advertisements
          A.   Explanation
          B.   Schedule
          C.   Advertisement Examples

III.      Question and Answer Brochure
          A.   Explanation
          B.   Method of Distribution
          C.   Example

IV.       Officer and Director Brochure
          A.   Explanation
          B.   Method of Distribution
          C.   Example

V.        Counter Cards and Lobby Posters
          A.   Explanation
          B.   Quantity

VI.       Invitations
          A.   Explanation
          B.   Quantity - Method of Distribution
          C.   Examples

VII.      Letters
          A.   Explanation
          B.   Method of Distribution
          C.   Examples

VIII.     Proxygram
          A.   Explanation
          B.   Example

IX.       IRA Letter

                              I.  Press Releases


A.   Explanation

          In an effort to assure that all customers, community members and other interested investors receive prompt accurate information in a simultaneous manner, Trident advises the Association to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

     Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.   Schedule

     1.   OTS Approval of Conversion

     2.   Close of Stock Offering

                     National and Local Distribution List
                     ------------------------------------

The Association should provide a supplemental distribution list which includes all local newspapers that it considers to be within their market area.

American Banker                         SNL Securities
---------------                         --------------
One State Street Plaza                  Post Office Box 2124
New York, New York  10004               Charlottesville, Virginia  22902

Barrons                                 Investors Business Daily
-------                                 ------------------------
Dow Jones & Company                     12655 Beatrice Street
Barrons Statistical Information         Post Office Box 661750
200 Burnett Road                        Los Angeles, California  90066
Chicopee, Massachusetts  01020

Business Wire                           The New York Times
-------------                           ------------------
128 S. Tryon St.                        229 West 43rd Street
Suite 1565                              New York, New York  10036
Charlotte, North Carolina 28202
(704) 377-0151

Wall Street Journal
-------------------
World Financial Center
200 Liberty
New York, NY  10004

                               Local Media List
                               ----------------

                                 (Forthcoming)

Press Release                           FOR IMMEDIATE RELEASE
                                        ---------------------
                                        For More Information Contact:
                                        William R. Faulk
                                        (205) 734-4863


             First Federal Savings and Loan Association of Cullman
             -----------------------------------------------------

                              STOCK SALE APPROVED
                              -------------------

     William R. Faulk, President of First Federal Savings and Loan Association of Cullman, Cullman, Alabama, announced today that First Federal has received approval from the Office of Thrift Supervision in Washington, D.C. to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association. In connection with the conversion, First Federal has formed a holding company, Southern Community Bancshares, Inc., to serve as the holding company for First Federal.

     Under the plan of conversion, Southern Community Bancshares, Inc. is offering up to 989,000 shares of common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of the Association will have a preferred opportunity to purchase stock through a subscription offering that closes on ________, 1996. Non-concurrent with the Subscription Offering, stock may be offered to the general public in a Community Offering with preference given to natural persons who are permanent residents of the Bank's Local Community. The Subscription and Community Offering will be managed by Trident Securities, Inc. Prospectuses and Proxy Statements describing the plan of conversion will be mailed to customers on or about ______, 1996.

     As a result of the Conversion, First Federal will be structured in the stock form as are all commercial banks and an increasing number of savings institutions and will be a subsidiary of Southern Community Bancshares, Inc. According to Mr. Faulk, "Our day to day operations will not change as a result of conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

     Customers with questions concerning the stock offering should call First Federal's Stock Information Center at (205) 737-8916, or visit the Stock Information Center located at First Federal's main office in Cullman.





This is neither an offer to sell nor a solicitation of an offer to buy the stock of Southern Community Bancshares, Inc. The offer is made only by the Prospectus. The common stock is not a deposit or account and is not federally insured or guaranteed.

Press Release                           FOR IMMEDIATE RELEASE
                                        ---------------------
                                        Contact: William R. Faulk
                                        Telephone: (205) 737-8916


                FIRST FEDERAL COMPLETES INITIAL STOCK OFFERING
                ----------------------------------------------


     Cullman, Alabama - (___________) William R. Faulk, President of First Federal Savings and Loan Association, announced today that Southern Community Bancshares, Inc., the holding company for First Federal, has completed its initial stock offering in connection with First Federal's conversion from mutual to stock form. ________ shares of Common Stock were sold at $10.00 per share.

     The net proceeds will be used for general corporate purposes permitted by applicable law and regulations. Initially, the proceeds will be used to purchase short-term investment securities. Mr. Faulk indicated that the officers and Boards of Directors of Southern Community Bancshares, Inc. and First Federal wanted to express their thanks for the response to the stock offering and that First Federal looks forward to serving the needs of its customers and new stockholders as a community based financial institution. The stock is scheduled to commence trading on ___________ on the National Daily Quotation Service "Pink Sheets" published by the National Quotation Bureau, Inc..

                              II.  Advertisements

A.        Explanation

          The intended use of the attached advertisement "A" is to serve as a notice to First Federal's customers and members of the local community that the conversion offering is underway.

          The intended use of advertisement "B" is to remind First Federal's customers of the closing date of the subscription offering.

B.        Media Schedule

          1. Advertisement A - May run immediately following OTS approval and may run weekly for the first three weeks.
          2. Advertisement B - May run during the last week of the subscription offering.

          Trident may feel it is necessary to run more ads in order to remind customers and community members of the close of the Subscription/Community Offering.

          Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

________________________________________________________________________________
This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus. These shares have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, nor has such commission, office or corporation passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.


NEW ISSUE
---------                                                          __________


                             UP TO 989,000 SHARES

                    These shares are being offered pursuant
                        to a Plan of Conversion whereby

                  FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF CULLMAN


                         Cullman, Alabama will convert
                    from a federal mutual savings and loan
                        association to a federal stock
                        savings and loan to be known as
             First Federal Savings and Loan Association of Cullman
                    and become a wholly owned subsidiary of

                      SOUTHERN COMMUNITY BANCSHARES, INC.

                                 COMMON STOCK

                                _______________

                            PRICE $10.00 PER SHARE
                                _______________

      Copies of the Prospectus may be obtained in any State in which this announcement is circulated from the undersigned or such other brokers and dealers as may legally offer these securities in such state.

                           TRIDENT SECURITIES, INC.

               For a copy of the Prospectus call (205) 737-8916.

              This security is not a deposit or an account and is
                     not federally insured or guaranteed.

________________________________________________________________________________

Advertisement (B)
________________________________________________________________________________




                  FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                            OF CULLMAN'S CUSTOMERS

                       _____________, IS THE DEADLINE TO
             ORDER STOCK FROM SOUTHERN COMMUNITY BANCSHARES, INC.

      Customers of First Federal Savings and Loan Association of Cullman
        have the opportunity to invest in First Federal by subscribing for common stock in its holding company
                      SOUTHERN COMMUNITY BANCSHARES, INC.

                 A Prospectus relating to these securities is
                   available at our office or by calling our
                  Stock Information Center at (205) 737-8916.

                This announcement is not an offer to sell or a
                 solicitation of an offer to buy the stock of
      Southern Community Bancshares, Inc.  The offer is made only by the
               Prospectus.  The common stock is not a deposit or
              account and is not federally insured or guaranteed.

________________________________________________________________________________

                       III. Question and Answer Brochure

A.        Explanation

          The Question and Answer brochure is an essential marketing piece in any conversion. It serves to answer some of the most commonly asked questions in "plain, everyday language". Although most of the answers are taken verbatim from the Prospectus and the Proxy Statement, it saves the individual from searching for the answer to a simple question.

B.        Method of Distribution

          There are four primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

          1. A Question and Answer brochure is sent out in the initial mailing to all members of the Association.

          2. Question and Answer brochures are available in all branch offices.

          3. Question and Answer brochures are distributed in information packets at community meetings.

          4. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.

                             QUESTIONS AND ANSWERS
                                   REGARDING
                            THE PLAN OF CONVERSION

     On June 10, 1996, the Board of Directors of First Federal Savings and Loan Association of Cullman ("First Federal" or the "Bank") unanimously approved the Plan of Conversion pursuant to which First Federal will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan. In addition, all of First Federal's outstanding stock will be issued to the holding company, Southern Community Bancshares, Inc., which was organized by First Federal to own First Federal as a subsidiary (the "Holding Company").

     This brochure is provided to answer basic questions you might have regarding the Conversion. Following the Conversion, First Federal will continue to provide financial services to its depositors, borrowers and other customers and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on First Federal's deposits or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with First Federal.

     For complete information regarding the conversion, see the Prospectus and the Proxy Statement dated _________, 1996. Copies of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at (205) 737-8916.


     THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL,OR A SOLICITATION OF AN OFFER TO BUY, SOUTHERN COMMUNITY BANCSHARES, INC. COMMON STOCK. OFFERS TO BUY OR TO SELL MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (205) 737-8916.

     THE SHARES OF SOUTHERN COMMUNITY BANCSHARES, INC. COMMON STOCK BEING OFFERED IN THE SUBSCRIPTION OFFERING, COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING OR PUBLIC OFFERING ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                      SOUTHERN COMMUNITY BANCSHARES, INC.
                            THE HOLDING COMPANY FOR
             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CULLMAN


    Questions and Answers Regarding the Subscription and Community Offering

                          MUTUAL TO STOCK CONVERSION
                          --------------------------

1.   Q.   WHAT IS A "CONVERSION"?
     A. Conversion is a change in the legal form of organization from a mutual to a stock savings institution. First Federal currently operates as a federally chartered mutual savings and loan association with no stockholders. Through the Conversion, First Federal will become a federally chartered stock savings and loan association.

2.   Q.   WHY IS FIRST FEDERAL CONVERTING?
     A. First Federal, as a mutual savings and loan association, does not have stockholders and has no authority to issue capital stock. By converting to the stock form of organization, the Association will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Association by providing a larger capital base on which the Association may operate, enhanced future access to capital markets and ability to attract and retain qualified management through stock options, enhanced ability to diversify into other financial services related activities, and enhanced ability to render services to the public.

          The Board of Directors and Management of First Federal believe that the stock form of organization is a preferred form (as opposed to the mutual form) of organization for a financial institution. The Board and Management recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to just under 1,000 mutual thrifts today. Furthermore, at March 31, 1996, there were only two mutual thrifts (including First Federal) of the 18 total thrifts headquartered in the state of Alabama.

          First Federal believes that converting to the stock form of organization will allow First Federal to more effectively compete with local community banks and thrifts all of which are stock owned and statewide and regional banks that are stock owned. First Federal believes that by combining quality service and products with a local ownership base, its customers and community members who become stockholders will be more inclined to do business with First Federal.

          Furthermore, because First Federal competes with local and regional banks not only for customers, but also for employees, First Federal believes that the stock form of organization will better afford First Federal the opportunity to attract and retain employees, management and directors through various stock benefit plans like the ESOP, and through stock awards and stock options which are generally not available to mutual financial institutions.

3.   Q.   IS FIRST FEDERAL'S MUTUAL TO STOCK CONVERSION BENEFICIAL TO THE
          COMMUNITIES THAT THE ASSOCIATION SERVES?

     A. Management believes that the mutual to stock conversion through the Subscription and Community Offering process is in the best interest of the various communities that First Federal serves because following the Conversion it is anticipated that a significant portion of the Common Stock will be owned by local residents desiring to share in the ownership of a local community financial institution. Because the Association will have a high level of capital after the Conversion, it is also believed that local stockholders, along with all stockholders, may share in the Association's future profitability through possible regular cash dividends or, if deemed prudent by management, the board of directors of the Holding Company and the OTS, the possibility of payment of periodic special dividends. Furthermore, should the price of the Common Stock increase following the Conversion, recognizing that the possibility exists that the price could decline or remain the same, stockholders will share in the success of the local institution through capital appreciation.

          Remaining a good corporate citizen is an essential responsibility of a community financial institution. The Association is pursuing new and unique avenues to help in its varying communities. However, playing such a role can also be a costly proposition for a financial institution. The Association's board and management feel that in times of rising interest rates when financial institution profits come under pressure, that First Federal will be better able to continue to build and develop its community support efforts due to the capital cushion provided through funds received in the Conversion.

          Management anticipates that a significant portion of the shares of common stock sold in the Offerings will be sold to permanent residents or trusts of permanent residents of Cullman County (the "Local Community"). As a result, management hopes that the stockholders of the Holding Company will take an active role in suggesting new and novel ideas for furthering community support programs. It is expected that such stockholder feedback would come in the form of letters from stockholders, personal meetings with management, and suggestions at the annual stockholder's meetings.

4.   Q.   WHAT EFFECT WILL THE CONVERSION HAVE ON DEPOSIT ACCOUNTS AND
          LOANS?
     A. Terms and balances of accounts in First Federal and interest rates paid on such accounts will not be affected by the Conversion. Such accounts will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) up to the maximum amounts permitted by law. The Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with First Federal.

5.   Q.   WILL THE CONVERSION CAUSE ANY CHANGES IN FIRST FEDERAL'S PERSONNEL?
     A. Both before and after the Conversion, First Federal's business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

     6. Q. WHAT APPROVALS MUST BE RECEIVED BEFORE THE CONVERSION BECOMES EFFECTIVE?
     A. First, the Board of Directors of First Federal must approve the Plan of Conversion; this approval was obtained on June 10, 1996. Second, the Office of Thrift Supervision must approve the applications required to effect the Conversion. These approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by First Federal's voting members. A
          Special Meeting of voting members will be held on _____, 1996, to consider and vote upon the Plan of Conversion.

                              THE HOLDING COMPANY
                              -------------------

7.   Q.   WHAT IS A HOLDING COMPANY?
     A. A holding company is a corporation which owns other companies. Concurrent with the Conversion, First Federal will become a subsidiary of Southern Community Bancshares, Inc., a company organized by First Federal to acquire all of the common stock of First Federal to be outstanding after the Conversion.

8.   Q.   IF I DECIDE TO BUY STOCK IN THIS OFFERING, WILL I BE BUYING STOCK
          IN THE HOLDING COMPANY OR FIRST FEDERAL?
     A. You will own stock in the Holding Company (the "Common Stock"). However, the Holding Company, as a savings and loan holding company, will own 100% of the capital stock of First Federal Savings and Loan Association of Cullman.

9.   Q.   WHY DID THE BOARD OF DIRECTORS FORM THE HOLDING COMPANY?
     A. The Board of Directors believes that the conversion of First Federal and the formation of the Holding Company will result in a stronger financial institution with the ability to provide additional flexibility to diversify the Association's business activities through existing or newly formed subsidiaries, or through acquisition or merger, although there are no current arrangements or understandings with respect to such acquisitions or mergers. The holding company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries.

                         ABOUT BECOMING A STOCKHOLDER
                         ----------------------------

10.  Q.   WHAT ARE THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING?

     A. Under the Plan of Conversion adopted by First Federal, the Holding Company will offer shares of stock in the Subscription Offering to the Association's certain members and Employee Stock Ownership Plan ("ESOP"). A community offering, if any, may begin at any time during or after the Subscription Offering, and may terminate at any time but in no event will the Community Offering extend beyond _________, 1996. In the Community Offering, if any, common shares will be offered to the general public with a preference being given to natural persons residing in Cullman County, Alabama. These offerings are consistent with the board's objective of the Holding company being a locally owned financial institution. The Subscription and Community Offerings will be managed by Trident Securities, Inc. It is anticipated that shares not subscribed for in either the Subscription or the Community Offering may be offered for sale in a Syndicated Community Offering to be managed by Trident Securities, Inc.

11.  Q.   MUST I PAY A COMMISSION TO BUY STOCK IN CONJUNCTION WITH THE
          SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING?
     A. No. You will not pay a commission to buy the stock if the stock is purchased in the Subscription Offering, Community Offering, or Syndicated Community Offering.

12.  Q.   HOW MANY SHARES OF THE HOLDING COMPANY STOCK WILL BE ISSUED THROUGH
          FIRST FEDERAL'S CONVERSION?

     A. Southern Community Bancshares, Inc. is offering up to 989,000 shares of its Common Stock (the "Estimated Share Range"), subject to adjustment as shown on the cover of the Prospectus and Proxy Statement. It is currently expected that the shares will be issued at $10.00 per share.

13.  Q.   HOW WAS THE OFFERING SIZE DETERMINED?

     A. The $10.00 purchase price per share of Common Stock offered hereby has been determined by the Boards of Directors of the Association and the Holding Company on the basis of the estimated pro forma market value of the Common Stock from a minimum of $7,310,000 to a maximum of $9,890,000 ("Estimated Valuation Range") based upon an independent appraisal and is not the result of negotiation between the Association and the Holding Company and any independent party. The Estimated Share Range of between 731,000 - 989,000 shares of Common Stock has been determined by dividing the minimum and maximum of the Estimated Valuation Range by the Purchase Price. The total number of shares of Common Stock to be offered in the Offerings and the Public Offering, if any, may be increased up to 1,137,350 shares (15.0% above the maximum of the Estimated Valuation Range) to reflect changes in market and financial conditions following commencement of the Offerings or in the event of a Public Offering. In evaluating the independent appraisal, the Board of Directors of the Association considered, among other things, the proposed stated methodology of the independent appraiser as well as the assumptions used in preparation of the independent appraisal. The appraisal should not be considered a recommendation as to the advisability of purchasing the shares of Common Stock offered, and there can be no assurance that persons who purchase shares in the Offering will thereafter be able to sell the shares at or above the Purchase Price.

14.  Q.   WHO IS ENTITLED TO BUY STOCK IN THE CONVERSION?
     A. The shares of the holding company to be issued in the Conversion are being offered in the Subscription and Community Offerings in the following order of priority: (i) depositors with $50.00 or more on deposit with the Association as of March 31, 1995; (ii) the Company's tax-qualified employee stock ownership plan (the "ESOP"); (iii) depositors with $50.00 or more on deposit with the Association as of September 30, 1996 and (iv) members of the association who are eligible to vote at the special meeting who are not Eligible Account Holders or Supplemental Account Holders. The Company may offer the shares of Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering to the general public with preference given to natural persons or trust of natural persons who are permanent residents of Cullman County, Alabama.

15.  Q.   ARE THE SUBSCRIPTION RIGHTS TRANSFERABLE?
     A. No. Subscription rights granted to First Federal's members in the Conversion are not transferable. It is the responsibility of each subscriber to completely list all account numbers for qualifying savings accounts or loans as of the appropriate Qualifying Date on the Stock Order Form.

16.  Q.   WHAT IS THE MINIMUM AND MAXIMUM NUMBER OF SHARES THAT I CAN PURCHASE
          IN THE CONVERSION?

     A. The minimum number of shares is 25. The maximum number of shares for an individual is 15,000 in the Subscription Offering or in the Community Offering. The maximum number of shares for any person together with associates, or group of persons acting in concert, is 30,000.

17   Q.   ARE THE MANAGEMENT AND THE BOARD OF DIRECTORS OF FIRST FEDERAL BUYING
          SIGNIFICANT AMOUNT OF THE STOCK OF THE HOLDING COMPANY?
     A. Directors, executive officer and the ESOP currently intend to purchase approximately $____ of stock. The purchase price paid by directors and executive officers will be the same $10.00 per share price as that paid by all other persons who order stock in the Subscription Offering, Community Offering or Syndicated Community Offering.

18.  Q.   HOW DO I SUBSCRIBE FOR SHARES OF STOCK?
     A. To subscribe for shares of stock through the Subscription Offering, you should mail in the postage paid envelope provided or hand deliver a subscription stock order form and acknowledgement together with full payment (or appropriate instructions for withdrawal from permitted deposit accounts as described below) to First Federal, so that the stock order form and acknowledgement and payment or instructions are received prior to the close of the Subscription Offering, which is ____ p.m., Central Time on _______, 1996. Payment for shares may be made in cash (if made in person), by check or money order. Subscribers who have deposit accounts with First Federal may include instructions on the stock order form requesting withdrawal from such deposit account (except retirement accounts, which are discussed in question 20) to purchase shares of the holding company. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty.

19.  Q.   MAY I USE FUNDS CURRENTLY HELD IN A RETIREMENT ACCOUNT TO PURCHASE
          STOCK?
     A. Your retirement account at First Federal has an opportunity to subscribe for Common Stock in the Subscription Offering. If you are interested in using funds held in your retirement account, the Stock Information Center can assist you in transferring those funds to a self-directed IRA, if necessary, and directing the trustee to subscribe for the common stock. This process may be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account. Because of the additional paperwork involved, IRA transfers must be completed by _________. For additional information, call the Stock Information Center collect at
          (205) 737-8916.

20.  Q.   WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR A STOCK PURCHASE?
     A. Yes. First Federal will pay interest at its passbook rate from the date the funds are received until completion of the stock offering. Authorized withdrawal for a stock purchase continues to earn the contractual rate until the completion of the offering.

21.  Q.   MAY I OBTAIN A LOAN FROM FIRST FEDERAL TO PAY FOR SHARES PURCHASED IN
          THE CONVERSION?
     A. No. Federal regulations do not allow First Federal to make loans for this purpose. However, federal regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing stock in the Conversion.

22.  Q.   IF I BUY STOCK IN THE CONVERSION, HOW WOULD I GO ABOUT BUYING
          ADDITIONAL SHARES OR SELLING SHARES IN THE AFTERMARKET?
     A. Southern Community Bancshares, Inc., as a newly organized company, has never issued capital stock and consequently there is no established market for its common stock at this time. Although the Company received conditional approval to list the Common Stock over-the-counter market following the Offering through the National Daily Quotation Service "Pink Sheets" published by the National Quotation Bureau, Inc., no assurance can be given that such listing will be obtained or that an active and liquid trading market for the Common Stock will develop.

23.  Q.   WHAT IS THE HOLDING COMPANY'S DIVIDEND POLICY?
     A. Following the Conversion, the Board of Directors of the Holding Company currently intends to declare cash dividends on the common shares at an initial annual rate of 3.0% of $10.00 per share purchase price of the common shares ($0.30 per share). However, the declaration and payment of dividends will be subject to the discretion of the Board of Directors of the Holding Company and to the earnings and financial condition of the Holding Company. Accordingly, no assurance can be given that dividends will be paid or, if paid, will be continued.

24.  Q.   WILL THE FDIC INSURE THE SHARES OF THE HOLDING COMPANY?
     A. No. The shares of the holding company are not savings accounts or savings deposits and are not insured by the FDIC or any other government agency.

25.  Q.   IF I SUBSCRIBE FOR SHARES AND LATER CHANGE MY MIND, WILL I BE ABLE TO
          GET A REFUND?
     A. No. Your order cannot be canceled or withdrawn once it has been received by First Federal.

                   ABOUT VOTING "FOR" THE PLAN OF CONVERSION
                   -----------------------------------------

26.  Q.   AM I ELIGIBLE TO VOTE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD TO
          CONSIDER THE PLAN OF CONVERSION?
     A. At the Special Meeting of Members to be held on ____________, 1996, the members who shall be entitled to vote at the Special Meeting shall be (a) all holders of the Association's deposit accounts with First Federal in the amount of $50 or more at the close of business on ________, 1996 the Voting Record Date, and (b) those borrowers from First Federal at _____________, who remain borrowers on the Voting Record Date.

27.  Q.   HOW MANY VOTES DO I HAVE AS A VOTING MEMBER?
     A. Each account holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account. Each borrower who holds eligible borrowings is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to vote as an account holder. No account may cast more than 1,000 votes per proxy card.

28.  Q.   IF I VOTE "AGAINST" THE PLAN OF CONVERSION AND IT IS APPROVED, WILL I
          BE PROHIBITED FROM BUYING STOCK DURING THE SUBSCRIPTION OFFERING?
     A. No. Voting against the Plan of Conversion in no way restricts you from purchasing the holding company stock in the Subscription Offering.

29.  Q.   DID THE BOARD OF DIRECTORS OF FIRST FEDERAL UNANIMOUSLY APPROVE THE
          CONVERSION?
     A. Yes. First Federal's Board of Directors unanimously approved the Plan of Conversion and urges that all Voting Members vote "For" approval of the Plan.

30.  Q.   WHAT HAPPENS IF FIRST FEDERAL DOES NOT GET ENOUGH VOTES TO APPROVE THE
          PLAN OF CONVERSION?
     A. First Federal's Conversion would not take place, and First Federal would remain a mutual savings institution.

31.  Q.   AS A QUALIFYING DEPOSITOR OR BORROWER OF FIRST FEDERAL, AM I REQUIRED
          TO VOTE?
     A. No. However, failure to return your proxy card will have the same effect as a vote "Against" the Plan of Conversion.

32.  Q.   WHAT IS A PROXY CARD?
     A. A proxy card gives you the ability to vote without attending the Special Meeting in person. You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy. Any proxy card which has previously been obtained by First Federal prior to the receipt of the Proxy Statement and unrelated to the Plan of Conversion, will not be utilized in the voting for this Plan of Conversion. Only the proxy cards received in the mailing packet or requested from the Stock Information Center, will be utilized at the Special Meeting.

33.  Q.   HOW DOES THE CONVERSION AFFECT ME?
     A. The Conversion is intended, among other things, to help First Federal maintain and expand its many services to you and the community. You will also have the opportunity to invest in First Federal through purchasing stock in Southern Community Bancshares, Inc. However, there is no obligation to do so. The purchase of stock is strictly optional.

34.  Q.   HOW CAN I GET FURTHER INFORMATION CONCERNING THE STOCK OFFERING?
     A. You may call the Stock Information Center, collect at (205) 737-8916 for further information or a copy of the Prospectus, a stock order form and acknowledgement, and a proxy card.


     THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL,OR A SOLICITATION OF AN OFFER TO BUY THE HOLDING COMPANY COMMON STOCK. OFFERS TO BUY OR TO SELL MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (205) 737-8916.

     THE SHARES OF THE HOLDING COMPANY COMMON STOCK BEING OFFERED IN THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                            FOR FURTHER INFORMATION
                   PLEASE CALL THE STOCK INFORMATION CENTER
                                      AT
                                (205) 737-8916
                         (CALL COLLECT IF OUT OF TOWN)

                  IV.  Officer and Director Support Brochure

A.   Explanation

     An Officer and Director Brochure merely highlights in brochure form the purchase commitments shown in the Prospectus.

B.   Quantity

     An Officer and Director brochure is proposed to be sent out in the initial mailing to all customers of the Association along with the Prospectus.

                   OFFICER AND DIRECTOR PURCHASE COMMITMENTS

                                Total        Total Purchase
                              Shares of         Price of
Name and Position               Stock      Intended Purchases
-----------------            ---------     -------------------

Finis E. St. John, IV

William R. Faulk              (TO BE COMPLETED)

Joseph S. Franey

Phillip W. Freeman

Maxie T. Hudson

Eston E. Jones

Daniel W. Keel

Ronald P. Martin

Wells R. Turner

All Directors and Officers
 as a Group (9 persons)                    $
                              ===========  ==========

                      V.  Counter Cards and Lobby Posters

A.   Explanation

     Counter cards and lobby posters serve two purposes: (1) As a notice to First Federal's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.   Quantity

     Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.

     Approximately 1 - 2 Lobby posters will be used at each office of First Federal

C.   Example

C.                                       POSTER
                                           OR
                                         COUNTER CARD



                      SOUTHERN COMMUNITY BANCSHARES, INC.

                              Holding Company for

                  FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                                   OF CULLMAN


                           "STOCK OFFERING MATERIALS
                                AVAILABLE HERE"


                          Subscription Offering Ends

                                 _______, 1996

                               VI.  Invitations


A.   Explanation

     In order to educate the public about the stock offering, Trident suggests holding several Community meetings in various locations. In an effort to target a group of interested investors Trident requests that each Director of the Association submit a list of friends that he would like to invite to a Community meeting.

     Prospectuses are given to each prospect at the Community meeting.

B.   Quantity and Method of Distribution

     Each Director submits a list of their prospects. An invitation is mailed to each director's prospect.

                      The Officers, Directors & Employees

                                       of

             First Federal Savings and Loan Association of Cullman

                             cordially invite you

                        to attend a brief presentation

                         regarding the stock offering

                    of Southern Community Bancshares, Inc.

                               Please join us at

                                     Place

                                    Address

                                      on

                                     Date

                                    at Time

                              for hors d'oeuvres
R.S.V.P.
(205) 737-8916 (collect)

Finis E. St. John, IV
William R. Faulk
Joseph S. Franey
Phillip W. Freeman
Maxie T. Hudson
Eston E. Jones
Daniel W. Keel
Ronald P. Martin
Wells R. Turner

                                 VII.  Letters


A.   Explanation

     Once the application for conversion has been approved by the OTS and the registration statement has been declared effective by the SEC, Trident will send out a series of three letters to the Officer's and Director's targeted prospects. These letters are used to help facilitate the marketing effort to this group. All prospects will receive a Prospectus as soon as they are available. Further, several cover letters accompany the offering information sent to customers and potential investors.

B.   Method of Distribution

     Cover letters included with offering materials mailed.

     Each Director submits his list of prospects. Each prospect is sent the series of three letters all during the Subscription Offering.

C.   Examples

     1.   Introductory letter
     2.   A.  Thank you letter
              or
          B.  Sorry you were unable to attend letter
     3.   Final reminder letter

     4.   Cover letters

                             (Introductory Letter)

                          (First Federal Letterhead)

                                 _______, 1996


Name
Address
City, State, Zip

Dear ______________:

     You have probably read recently in the newspaper that First Federal Savings and Loan Association of Cullman will soon be converting from mutual to stock form. This conversion is the biggest step in the history of First Federal in that it allows customers, community members, employees and directors the opportunity to subscribe for stock in our new holding company-Southern Community Bancshares, Inc.

     I have enclosed a prospectus, a stock order form, and acknowledgement form which will allow you to subscribe for shares and possibly become a charter stockholder of Southern Community Bancshares, Inc. should you so desire. In addition, we will be holding several presentations for friends of First Federal in order to review the Conversion and the merits of becoming a charter stockholder of Southern Community Bancshares, Inc. You will receive an invitation shortly.

     I hope that if you have any questions you will feel free to call me or the First Federal Stock Information Center in Cullman at (205) 737-8916. I look forward to seeing you at our presentation in a couple of weeks.

                                    Sincerely,



                                    Director

     The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Association Insurance Fund, the Savings Association Insurance Fund or any other government agency.
     This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

                               (Thank You Letter)

                          (First Federal Letterhead)

                               ___________, 1996


_____________________
_____________________
_____________________

Dear ___________:

     On behalf of the Board of Directors and management of First Federal Savings and Loan Association of Cullman, I would like to thank you for attending our recent presentation regarding the stock offering of First Federal's holding company, Southern Community Bancshares, Inc. We are enthusiastic about the stock offering and look forward to completing the Subscription Offering on _______, 1996.

     As discussed at our meeting, the Board of Directors and management are committed to the goal of a profitable future as a local community financial institution.

     I hope that you will join me in being a charter stockholder, and once again thank you for your interest.

                                    Sincerely,



                                    William R. Faulk
                                    President


     The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Association Insurance Fund, the Savings Association Insurance Fund or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

                       (Sorry You Were Unable to Attend)

                          (First Federal Letterhead)


                                     Date


__________________
__________________
__________________

Dear ____________:

     I am sorry you were unable to attend our recent presentation regarding First Federal's mutual to stock conversion. The Board of Directors and management are committed to building long term shareholder value, and as a group we are personally investing approximately $___________ of our own funds in First Federal's holding company, Southern Community Bancshares, Inc. We are enthusiastic about the stock offering and look forward to completing the Subscription and Community Offerings on _______, 1996.

     We have established a Stock Information Center at our office in Cullman to answer any questions regarding the stock offering. Should you require any assistance between now and _______, I encourage you either to stop by or to call our Stock Information Center at (205) 737-8916.

     I hope you will join me in being a charter stockholder of Southern Community Bancshares, Inc.

                                    Sincerely,



                                    William R. Faulk
                                    President


     The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Association Insurance Fund, the Savings Association Insurance Fund or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

                            (Final Reminder Letter)

                          (First Federal Letterhead)

                                ________, 1996



____________________
____________________
____________________

Dear _________:

     Just a quick note to remind you that the deadline is quickly approaching for purchasing stock in Southern Community Bancshares, Inc., the new holding company for First Federal Savings and Loan Association of Cullman. I hope you will join me in becoming a charter stockholder in Alabama's newest publicly owned financial institution holding company.

     The deadline for subscribing for shares to become a charter stockholder is _______, 1996. If you have any questions, I hope you will call our Stock Information Center in Cullman collect at (205) 737-8916.

     Once again, I look forward to having you join me as a stockholder of Southern Community Bancshares, Inc .

                                    Sincerely,


                                    William R. Faulk
                                    President


     The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Association Insurance Fund, the Savings Association Insurance Fund or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

                           First Federal Letterhead


                                ________, 1996

Dear Individual Retirement Account Participant:

     As you know, First Federal Savings and Loan Association is in the process of converting from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and has formed Southern Community Bancshares, Inc. to hold all of the stock of First Federal (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of First Federal have the opportunity to purchase shares of common stock of Southern Community Bancshares, Inc. in a Subscription Offering. Southern Community Bancshares, Inc. currently is offering up to 989,000 shares, subject to adjustment, of Southern Community Bancshares, Inc. at a price of $10.00 per share.

     As the holder of an individual retirement account ("IRA") at First Federal, you have an opportunity to become a shareholder in Southern Community Bancshares, Inc. using funds being held in your IRA. If you desire to purchase shares of common stock of Southern Community Bancshares, Inc. through your IRA, First Federal can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

     If you are interested in receiving more information on self-directing your IRA, please contact our Stock Information Center at (205) __________. Because it may take several days to process the necessary IRA forms, you must contact First Federal by _______, 1996 to accommodate your interest.

                                    Sincerely,



                                    William R. Faulk
                                    President

This letter is neither an offer to sell nor a solicitation of an offer to buy Southern Community Bancshares, Inc. common stock. The offer is made only by the Prospectus, which was recently mailed to you. THE SHARES OF SOUTHERN COMMUNITY BANCSHARES, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE
                                                        ---
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                             (Trident Letterhead)



                               _______________,1996


To Members and Friends of First Federal Savings and Loan Association:

     Trident Securities, Inc., a member of the National Association of Securities Dealers, Inc., is assisting First Federal Savings and Loan Association in its conversion to a capital stock savings association and the concurrent offering of shares of the common stock by Southern Community Bancshares, Inc.. (the "Company"), a Delaware corporation recently formed for the purpose of acquiring all of the stock of First Federal Savings and Loan Association of Cullman.

     At the request of First Federal Savings and Loan Association, we are enclosing materials explaining the conversion process and your right to subscribe for common shares of the Company. Please read the enclosed offering materials carefully.

     If you have any questions, please call our Stock Information Center at (919 ) ___-____.


                                    Sincerely,

                                    TRIDENT SECURITIES, INC.



THE SHARES OF COMMON STOCK OF SOUTHERN COMMUNITY BANCSHARES, INC.. OFFERED IN CONNECTION WITH THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK OF SOUTHERN COMMUNITY BANCSHARES, INC.. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                          (First Federal Letterhead)

                               ___________, 1996

Dear Valued Customer:

     First Federal Savings and Loan Association is pleased to announce that we have received regulatory approval to proceed with our plan to convert to a federally chartered stock savings and loan association, conditioned upon receipt of approval by First Federal's members, among other things. This stock Conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Southern Community Bancshares, Inc., the proposed holding company for First Federal.

     Since 1905, First Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at First Federal, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with First Federal. Let us also assure you that the stock Conversion will not result in any changes in the management, personnel or the Board of Directors of First Federal.

     A special meeting of the members of First Federal will be held on _______, 1996 at _______, Eastern Time at _____________ to consider and vote upon First Federal's Plan of Conversion. Enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" First Federal's Plan of Conversion. A vote in favor of the Plan of Conversion does not obligate you to purchase stock. If you do not plan to attend the special meeting, please sign and return your proxy card promptly; your vote is important to us.

     As one of our valued members, you have the opportunity to invest in First Federal's future by purchasing stock in Southern Community Bancshares, Inc. during the Subscription Offering, without paying a sales commission.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received by First Federal not later than 12:00 Noon, Central Time on __________, 1996.

     We also have enclosed a Prospectus and Proxy Statement which fully describe First Federal, its management, board and financial condition. Please review these materials carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (205) 737-8916.

     We look forward to continuing to provide quality financial services to you in the future.
                                    Sincerely,

                                    William R. Faulk
Enclosures                          President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Southern Community Bancshares, Inc. common stock offered in the Conversion, nor does it constitute the solicitation of a proxy in connection with the Conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.
THE STOCK IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR
GUARANTEED.

                          (First Federal Letterhead)

                              ____________, 1996


Dear Interested Investor:

     First Federal Savings and Loan Association is pleased to announce that we have received regulatory approval to proceed with our plan to convert to a federally chartered stock savings and loan association, conditioned upon receipt of approval by First Federal's members, among other things. This stock Conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Southern Community Bancshares, Inc., the proposed holding company for First Federal.

     Since 1905, First Federal has successfully operated as a mutual company. We want to assure you that the stock Conversion will not result in any changes in the management, personnel or the Board of Directors of First Federal.

     Enclosed is a Prospectus which fully describes First Federal, its management, board and financial condition. Please review it carefully before you make an investment decision. If you decide to invest, please return to First Federal a properly completed stock order form together with full payment for shares at your earliest convenience. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (205) 737-8916.

                                    Sincerely,


                                    William R. Faulk
                                    President
Enclosures

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Southern Community Bancshares, Inc. common stock offered in the Conversion. Such offers are made only by means of the Prospectus. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR
GUARANTEED.

                          [First Federal Letterhead]
                             _______________, 1996
Dear Friend:

     First Federal Savings and Loan Association is pleased to announce that we have received regulatory approval to proceed with our plan to convert to a federally chartered stock savings and loan association, conditioned upon receipt of approval by First Federal's members, among other things. This stock Conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Southern Community Bancshares, Inc., the proposed holding company for First Federal.

     Since 1905, First Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at First Federal, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with First Federal. Let us also assure you that the stock Conversion will not result in any changes in the management, personnel or the Board of Directors of First Federal.

     Our records indicate that you were a depositor of First Federal on March 31, 1995. Therefore, under applicable law, you are entitled to subscribe for Common Stock in First Federal's Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on _________, 1996 and upon receipt of all required regulatory approvals.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received at First Federal not later than 12:00 Noon, Central Time on _________, 1996.

     Enclosed is a Prospectus which fully describes First Federal, its management, board and financial condition. Please review it carefully before you invest. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (205) 737-8916.

                                    Sincerely,

                                    William R. Faulk
                                    President
Enclosures

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Southern Community Bancshares, Inc. common stock offered in the Conversion, nor does it constitute the solicitation of a proxy in connection with the Conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR
GUARANTEED.
                               VIII.  Proxygram


A.   Explanation

     A proxygram is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxygram is mailed to those "target vote" depositors who have not previously returned their signed proxy.

     The target vote depositors are determined by the conversion agent.

B.   Example

B.   Example
_________________________________________________________

                               P R O X Y G R A M


             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CULLMAN



YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED.
---------                              ---------------------

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO
---------------------------
VOTING AGAINST THE PLAN.

VOTING FOR CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNT.  IT WILL
                                                                      -------
CONTINUE TO BE INSURED UP TO $100,000 BY THE FEDERAL DEPOSIT INSURANCE
----------------------------------------------------------------------
CORPORATION.
-----------

YOU MAY PURCHASE STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE
                     ----------------------------
PROXY CARD TO FIRST FEDERAL TODAY.  PLEASE VOTE ALL PROXY CARDS RECEIVED.
                                                ---

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION. THANK YOU.


                              THE BOARD OF DIRECTORS AND MANAGEMENT OF
                              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                              OF CULLMAN

_________________________________________________________________

                       IF YOU RECENTLY MAILED THE PROXY
             PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
             FOR FURTHER INFORMATION CALL COLLECT (205) 737-8916.